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Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 30, 1999 relating to the audited financial statements of ProxiNet, Inc. for the period from June 27, 1997 (date of inception) to December 31, 1997, the year end December 31, 1998 and the period from June 27, 1997 (date of inception) to December 31, 1998, which appear in the report on Form 8-K dated December 10, 1999 as amended on January 11, 2000.

PRICEWATERHOUSECOOPERS LLP
/s/ PricewaterhouseCoopers LLP

San Jose, California
April 21, 2000